Exhibit 99.1

April 19, 2017

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2017 FIRST QUARTER FINANCIAL RESULTS

•	Earnings per diluted share increased to $0.21 for the quarter ended March 31, 2017 compared to $0.18 for same quarter in 2016

•	Exceeded $2 billion in total assets at March 31, 2017

•	137 consecutive quarters of profitability

•	Annualized return on average assets was 1.17% and annualized return on average equity 10.87% for the quarter ended March 31, 2017

•	Noninterest income increased 19% compared to same quarter in 2016

•	Non-performing assets to total assets remain at low levels, 0.34% at March 31, 2017

CANFIELD, Ohio (April 19, 2017) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months ended March 31, 2017.

Net income for the three months ended March 31, 2017 was $5.8 million, or $0.21 per diluted share, which compares to $4.8 million, or $0.18 per diluted share, for the three months ended March 31, 2016 and $5.4 million or $0.20 per diluted share for the linked quarter. Annualized return on average assets and return on average equity were 1.17% and 10.87%, respectively, for the three month period ending March 31, 2017, compared to 1.03% and 9.41% for the same three month period in 2016, and 1.08% and 9.74% for the linked quarter. Farmers’ return on average tangible equity (Non-GAAP) also improved to 13.54% for the quarter ended March 31, 2017 compared to 11.83% for the same quarter in 2016 and 12.34% for the linked quarter.

On March 13, 2017, Farmers entered into an agreement and plan of merger with Monitor Bancorp, Inc. (Monitor), the holding company for The Monitor Bank, located in Holmes County in Ohio. This transaction is expected to close during the third quarter of 2017. This transaction will serve as an entrance into the attractive Holmes County market for Farmers. Monitor has an excellent core deposit base and has been a solid earner with strong asset quality. This transaction will help Farmers continue to grow its market share, balance sheet and earnings. As of December 31, 2016, Monitor had total assets of $43.3 million, which included net loans of $22.3 million and deposits of $37.2 million. For the year ended December 31, 2016, Monitor’s return on average assets and return on average equity were 0.74% and 5.44%, respectively.

Kevin J. Helmick, President and CEO, stated, “ We are excited to announce our fourth acquisition in the past two years, which further enhances Farmers’ brand and delivers long-term value for our shareholders. We have stayed focused on our strategic growth plan which has paved the way for the company to reach over $2 billion in assets at the end of the first quarter. This growth enhances profitability by creating significant economies of scale and improved operational efficiencies. We are also pleased to report that our earnings have increased through the successful integration of our previous mergers and we continue to be encouraged by our organic loan growth, which has increased 11% during the past twelve months, and improvements in our level of noninterest income.”

2017 First Quarter Financial Highlights

•	Loan growth

Total loans were $1.46 billion at March 31, 2017, compared to $1.32 billion at March 31, 2016, representing an increase of 11.1%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. The increase in loans has occurred across each of the major loan categories. Loans now comprise 77.9% of the Bank’s average earning assets for the quarter ended March 31, 2017, an improvement compared to 75.3% for the same period in 2016. This improvement, along with the growth in earning assets, has resulted in an 8% increase in tax equated loan income in the first quarter of 2017 compared to the same quarter in 2016.

•	Loan quality

Non-performing assets to total assets remain at a low level, currently at 0.34%. Early stage delinquencies also continue to remain at low levels, at $8.3 million, or 0.57% of total loans, at March 31, 2017. Net charge-offs for the current quarter were $583 thousand, compared to $368 thousand in the same quarter in 2016; however, total net charge-offs as a percentage of average net loans outstanding is only 0.16% for the quarter ended March 31, 2017. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended March 31, 2017 was 4.01%, a 6 basis points decrease from the quarter ended March 31, 2016. In comparing the first quarter of 2017 to the same period in 2016, asset yields decreased 1 basis point, while the cost of interest-bearing liabilities increased 8 basis points. The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the NBOH and Tri-State mergers, which increased the net interest margin by 5 and 9 basis points for the quarters ended March 31, 2017 and 2016, respectively.

•	Noninterest income

Noninterest income increased 19% to $5.9 million for the quarter ended March 31, 2017 compared to $4.9 million in 2016. Gains on the sale of mortgage loans increased $205 thousand, or 51% in the current year’s quarter compared to the same quarter in 2016. Insurance agency commissions increased $535 thousand in comparing the same two quarters due mainly to the acquisition of the Bowers Group. Trust fees increased $182 thousand or 12.2% in comparing the first quarter of 2017 to the same quarter in 2016.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the first quarter of 2017 increased slightly to $14.6 million compared to $14.4 million in the same quarter in 2016, primarily as a result of an increase in salaries and employee benefits of $733 thousand, offset by a $423 thousand decrease in other operating expenses. It is important to note that annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 3.07% in the first quarter of 2016 to 2.92% in the first quarter of 2017.

•	Efficiency ratio

The efficiency ratio for the quarter ended March 31, 2017 improved to 58.79% compared to 62.65% for the same quarter in 2016. The main factors leading to this improvement were the increase in net interest income and noninterest income, the decrease in merger related costs, along with the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2017 Outlook

Mr. Helmick added, “We are encouraged by the promising start to 2017 in our financial results. We will focus our energy on the seamless integration of our newly acquired bank and customers and we remain committed to the businesses and families we serve and to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 38 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates three trust offices and offers services in the same geographic markets, and National Associates, Inc. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Total interest income	$18,850	$18,469	$18,332	$17,950	$17,747
Total interest expense	1,319	1,178	1,139	1,061	1,000

Net interest income	17,531	17,291	17,193	16,889	16,747
Provision for loan losses	1,050	990	1,110	990	780
Other income	5,887	6,076	6,485	5,737	4,946
Merger related costs	62	19	31	224	289
Other expense	14,551	14,981	15,194	14,559	14,155

Income before income taxes	7,755	7,377	7,343	6,853	6,469
Income taxes	1,972	2,014	1,967	1,833	1,671

Net income	$5,783	$5,363	$5,376	$5,020	$4,798

Average shares outstanding	27,054	27,048	27,048	26,965	26,937
Basic and diluted earnings per share	0.21	0.20	0.20	0.19	0.18
Cash dividends	1,353	1,082	1,082	1,083	1,077
Cash dividends per share	0.05	0.04	0.04	0.04	0.04
Performance Ratios
Net Interest Margin (Annualized)	4.01%	3.95%	3.97%	4.06%	4.07%
Efficiency Ratio (Tax equivalent basis)	58.79%	60.37%	60.85%	62.60%	62.65%
Return on Average Assets (Annualized)	1.17%	1.08%	1.10%	1.06%	1.03%
Return on Average Equity (Annualized)	10.87%	9.74%	9.97%	9.69%	9.41%
Dividends to Net Income	23.40%	20.18%	20.13%	21.57%	22.45%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.18%	1.11%	1.13%	1.08%	1.04%
Return on Average Tangible Equity	13.54%	12.34%	12.73%	12.22%	11.83%

Consolidated Statements of Financial Condition

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Assets
Cash and cash equivalents	$61,251	$41,778	$67,372	$62,184	$34,619
Securities available for sale	377,072	369,995	368,729	378,432	387,093

Loans held for sale	1,098	355	2,148	1,737	488
Loans	1,461,461	1,427,635	1,395,620	1,358,484	1,315,501
Less allowance for loan losses	11,319	10,852	10,518	9,720	9,390

Net Loans	1,450,142	1,416,783	1,385,102	1,348,764	1,306,111

Other assets	136,924	137,202	137,657	134,002	131,996

Total Assets	$2,026,487	$1,966,113	$1,961,008	$1,925,119	$1,860,307

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$374,399	$366,870	$352,441	$339,364	$334,391
Interest-bearing	1,165,821	1,157,886	1,139,724	1,108,078	1,111,491

Total deposits	1,540,220	1,524,756	1,492,165	1,447,442	1,445,882
Other interest-bearing liabilities	245,069	213,496	235,757	247,934	192,078
Other liabilities	23,136	14,645	17,649	17,252	18,365

Total liabilities	1,808,425	1,752,897	1,745,571	1,712,628	1,656,325
Stockholders’ Equity	218,062	213,216	215,437	212,491	203,982

Total Liabilities and Stockholders’ Equity	$2,026,487	$1,966,113	$1,961,008	$1,925,119	$1,860,307

Period-end shares outstanding	27,067	27,048	27,048	27,048	26,924
Book value per share	$8.06	$7.88	$7.96	$7.86	$7.58
Tangible book value per share (Non-GAAP) *	6.40	6.21	6.29	6.17	5.99

*	Tangible book value per share is calculated by dividing tangible common equity by average outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.79%	11.69%	11.67%	11.61%	11.82%
Total Risk Based Capital Ratio (a)	12.51%	12.53%	12.51%	12.41%	12.63%
Tier 1 Risk Based Capital Ratio (a)	11.79%	11.83%	11.81%	11.75%	11.97%
Tier 1 Leverage Ratio (a)	9.37%	9.41%	9.35%	9.37%	9.34%
Equity to Asset Ratio	10.76%	10.84%	10.99%	11.04%	10.96%
Tangible Common Equity Ratio	8.74%	8.75%	8.88%	8.87%	8.88%
Net Loans to Assets	71.56%	72.06%	70.63%	70.06%	70.21%
Loans to Deposits	94.89%	93.63%	93.53%	93.85%	90.98%
Asset Quality
Non-performing loans	$6,553	$8,170	$8,003	$8,360	$9,710
Other Real Estate Owned	318	482	506	572	555
Non-performing assets	6,871	8,652	8,509	8,932	10,265
Loans 30 - 89 days delinquent	8,258	12,747	10,986	11,371	10,072
Charged-off loans	943	841	562	820	578
Recoveries	360	185	250	160	210
Net Charge-offs	583	656	312	660	368
Annualized Net Charge-offs to Average Net Loans Outstanding	0.16%	0.20%	0.09%	0.20%	0.11%
Allowance for Loan Losses to Total Loans	0.77%	0.76%	0.75%	0.72%	0.71%
Non-performing Loans to Total Loans	0.45%	0.57%	0.57%	0.62%	0.74%
Allowance to Non-performing Loans	172.73%	132.83%	131.43%	116.27%	96.70%
Non-performing Assets to Total Assets	0.34%	0.44%	0.43%	0.46%	0.55%

(a)	March 31, 2017 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Stockholders’ Equity	$218,062	$213,216	$215,437	$212,491	$203,982
Less Goodwill and Other Intangibles	44,789	45,154	45,299	45,718	42,574

Tangible Common Equity	$173,273	$168,062	$170,138	$166,773	$161,408

Average Stockholders’ Equity	215,819	219,028	214,484	207,776	204,986
Less Average Goodwill and Other Intangibles	45,028	45,173	45,575	43,475	42,796

Average Tangible Common Equity	$170,791	$173,855	$168,909	$164,301	$162,190

Reconciliation of Total Assets to Tangible Assets

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Total Assets	$2,026,487	$1,966,113	$1,961,008	$1,925,119	$1,860,307
Less Goodwill and Other Intangibles	44,789	45,154	45,299	45,718	42,574

Tangible Assets	$1,981,698	$1,920,959	$1,915,709	$1,879,401	$1,817,733

Average Assets	2,001,084	1,977,589	1,949,204	1,897,068	1,881,458
Less average Goodwill and Other Intangibles	45,028	45,173	45,575	43,475	42,796

Average Tangible Assets	$1,956,056	$1,932,416	$1,903,629	$1,853,593	$1,838,662

Reconciliation of Net Income, Excluding Costs Related to Acquisition Activities

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Income before income taxes - Reported	$7,755	$7,377	$7,343	$6,853	$6,469
Acquisition Costs	62	19	31	224	289

Income before income taxes - Adjusted	7,817	7,396	7,374	7,077	6,758
Income tax expense (b)	1,987	2,018	1,973	1,899	1,746

Net income - Adjusted	$5,830	$5,378	$5,401	$5,178	$5,012

Average shares outstanding	27,054	27,048	27,048	26,965	26,937
EPS excluding acquisition costs	$0.22	$0.20	$0.20	$0.19	$0.19

(b)	The income tax expense change from actual income tax expense relates to the deductibility of certain acquisition costs.

Reconciliation of Return on Average Assets and Average Equity, Excluding Acquisition Costs

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
ROA excluding acquisition costs (c)	1.17%	1.09%	1.11%	1.09%	1.07%
ROE excluding acquisition costs (d)	10.81%	9.82%	10.07%	9.97%	9.78%

(c)	Net income -adjusted divided by average assets
(d)	Net income - adjusted divided by average equity

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
End of Period Loan Balances	2017	2016	2016	2016	2016
Commercial real estate	$456,917	$446,975	$426,657	$418,269	$414,119
Commercial	208,913	204,771	207,228	201,796	197,708
Residential real estate	441,593	430,674	423,009	418,693	405,560
Consumer	216,648	212,836	205,466	192,232	180,791
Agricultural loans	133,868	128,981	129,959	124,551	114,625

Total, excluding net deferred loan costs	$1,457,939	$1,424,237	$1,392,319	$1,355,541	$1,312,803

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Noninterest Income	2017	2016	2016	2016	2016
Service charges on deposit accounts	$951	$1,031	$1,057	$987	$935
Bank owned life insurance income	201	208	194	201	212
Trust fees	1,678	1,482	1,693	1,564	1,496
Insurance agency commissions	674	559	569	293	139
Security gains	13	1	31	41	0
Retirement plan consulting fees	513	444	561	496	489
Investment commissions	222	310	308	356	236
Net gains on sale of loans	607	838	1,063	540	402
Debit card and EFT fees	653	722	656	657	626
Other operating income	375	481	353	602	411

Total Noninterest Income	$5,887	$6,076	$6,485	$5,737	$4,946

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Noninterest Expense
Salaries and employee benefits	$8,287	$8,248	$8,366	$7,740	$7,554
Occupancy and equipment	1,587	1,748	1,587	1,616	1,664
State and local taxes	417	363	394	394	393
Professional fees	747	803	671	754	529
Merger related costs	62	19	31	224	289
Advertising	244	241	383	363	345
FDIC insurance	235	199	287	286	283
Intangible amortization	365	368	421	335	337
Core processing charges	655	743	738	580	638
Telephone and data	241	275	206	233	216
Other operating expenses	1,773	1,993	2,141	2,258	2,196

Total Noninterest Expense	$14,613	$15,000	$15,225	$14,783	$14,444

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	March 31, 2017			March 31, 2016
	AVERAGE			AVERAGE
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,436,494	$16,638	4.70%	$1,292,415	$15,430	4.80%
Taxable securities	211,711	1,118	2.14	260,677	1,437	2.22
Tax-exempt securities (2)	152,913	1,639	4.35	128,527	1,356	4.24
Equity securities	9,924	115	4.70	9,559	113	4.75
Federal funds sold and other	34,234	63	0.75	24,957	38	0.61

Total earning assets	1,845,276	19,573	4.30	1,716,135	18,374	4.31
Nonearning assets	155,808			165,323

Total assets	$2,001,084			$1,881,458

INTEREST-BEARING LIABILITIES
Time deposits	$235,153	$500	0.86%	$243,511	$409	0.68%
Savings deposits	520,081	170	0.13	529,921	151	0.11
Demand deposits	384,602	244	0.26	317,513	147	0.19
Short term borrowings	249,505	327	0.53	215,477	175	0.33
Long term borrowings	12,291	78	2.57	22,021	118	2.16

Total interest-bearing liabilities	$1,401,632	1,319	0.38	$1,328,443	1,000	0.30

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	369,477			334,919
Other liabilities	14,156			13,110
Stockholders’ equity	215,819			204,986

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,001,084			$1,881,458

Net interest income and interest rate spread		$18,254	3.92%		$17,374	4.01%

Net interest margin			4.01%			4.07%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2017, adjustments of $155 thousand and $568 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2016, adjustments of $160 thousand and $467 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 35%, less disallowances.